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As filed with the Securities and Exchange Commission on August 1, 2005
Registration No. 333-91577

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO

FORM S-4
ON
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2588479 (I.R.S. Employer Identification Number)
745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4766 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
C. RICHARD REESE Chairman of the Board of Directors and Chief Executive Officer 745 Atlantic Avenue Boston, Massachusetts 02111 (617) 535-4766	Copy to: WILLIAM J. CURRY, ESQ. Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement as determined by the registrant.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the box.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

This Post-Effective Amendment No. 2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 (this "Amendment") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Iron Mountain Incorporated, a Delaware corporation ("Iron Mountain DE" or the "Company"), which is the successor to Iron Mountain Incorporated, a Pennsylvania corporation ("Iron Mountain PA"), following a statutory merger effective May 27, 2005 (the "Merger") for the purpose of changing Iron Mountain PA's state of incorporation. Prior to the Merger, Iron Mountain DE had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Iron Mountain DE succeeded by operation of law to all of the assets and liabilities of Iron Mountain PA. The Merger was approved by the shareholders of Iron Mountain PA at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        In accordance with Rule 414 under the Securities Act, Iron Mountain DE, as successor issuer to Iron Mountain PA, hereby expressly adopts this registration statement on Form S-4, as amended by the Post-Effective Amendment No. 1 to Form S-4 on Form S-3 (File No. 333-91577) (the "Registration Statement"), as its own for all purposes of the Securities Act and the Exchange Act.

        The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Merger, or necessary to keep this Registration Statement, as amended, from being misleading in any material respect.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated August 1, 2005

PROSPECTUS

17,479,270 Shares
Iron Mountain Incorporated
Common Stock

        The selling stockholders identified in this prospectus have advised us that they do not have any present intention to use this prospectus to sell any shares of common stock. This prospectus relates to the reoffer and resale of common stock received in the merger of Iron Mountain Incorporated with and into Pierce Leahy Corp. on February 1, 2000 by the selling stockholders for their own account. We will not receive any of the proceeds from the reoffering and resale of the common stock.

        Depending upon the selling stockholders' continuing review of their respective investments and various other facts, the selling stockholders may, subject to any applicable securities laws, sell all or any part of the offered common stock.

        Our common stock is listed on the New York Stock Exchange under the symbol "IRM." On July 25, 2005, the last sale price for the common stock on the NYSE was $31.87.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Our principal executive office is 745 Atlantic Avenue, Boston, Massachusetts 02111 and our telephone number is (617) 535-4766.

The date of this prospectus is                        , 2005.

ABOUT THIS PROSPECTUS

        This prospectus is part of a post effective amendment on Form S-3 to our registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or the SEC. This prospectus does not contain all of the information that you will find in the registration statement. Statements in this prospectus about the contents of any contract or other document are not necessarily complete. In addition to reading this prospectus, you should read the copies of the contracts and other documents that we have filed as exhibits to the registration statement. The statements we make in this prospectus are qualified in all respects by the information contained in the exhibits to the registration statement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" and "Documents Incorporated By Reference." The section called "Where You Can Find More Information" below contains information about how you can obtain copies of the registration statement.

        You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. We have not, and the selling stockholders have not, authorized anyone else to provide you with different information. We are not, and the selling stockholders are not, making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

        References in this prospectus to the terms "we," "our" or "us" or other similar terms mean Iron Mountain Incorporated and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

(i)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made and incorporated by reference statements in this prospectus that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, strategies, objectives, plans and current expectations. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. Please read carefully the information under "Risk Factors" beginning on page 1.

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  changes in customer preferences and demand for our services;

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  changes in the price for our services relative to the cost of providing such services;

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  in the various digital businesses on which we are engaged, capital and technical requirements will be beyond our means, markets for our services will be less robust than anticipated, or competition will be more intense than anticipated;

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  our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;

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  the cost and availability of financing for contemplated growth;

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  business partners upon whom we depend for technical assistance or management and acquisition expertise outside the U.S. will not perform as anticipated;

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  changes in the political and economic environments in the countries in which our international subsidiaries operate; and

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  other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures we have made in this document, as well as our other periodic reports filed with the Securities and Exchange Commission (the "Commission" or "SEC").

(ii)

OUR COMPANY

        We are the leader in information storage and protection services. We are an international, full-service provider of information storage and protection and related services, enabling customers to outsource these functions. We have a diversified customer base comprised of numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment, and government organizations, including more than 95% of the Fortune 1000 and more than two-thirds of the FTSE 100. Our comprehensive solutions help customers save money and manage risks associated with legal and regulatory compliance, protection of vital assets, and business continuity challenges.

        Our core records management services include: records management program development and implementation based on best-practices to help customers comply with specific regulatory requirements; implementation of policy-based programs that feature secure, cost-effective storage for all major media, including paper, which is the dominant form of records storage, flexible retrieval access and retention management; digital archiving services for secure, legally compliant and cost-effective long-term archiving of electronic records; secure shredding services that ensure privacy and a secure chain of record custody; and specialized services for vital records, film and sound and regulated industries such as healthcare, energy and financial services.

        Our data protection services include: disaster preparedness planning support; secure, off-site vaulting of data backup media for fast and efficient data recovery in the event of a disaster, human error or virus; electronic vaulting to provide managed, online data backup and recovery services for personal computers and server data; intellectual property management services consisting of escrow services to protect and manage source code and other proprietary information with a trusted, neutral third party and domain name management services.

        In addition to our core records management and data protection services, we sell storage materials, including cardboard boxes and magnetic media, and provide consulting, facilities management, fulfillment and other outsourcing services.

        As of March 31, 2005, we provided services to over 235,000 customer accounts in 85 markets in the U.S. and 63 markets outside of the U.S., employed over 14,500 people and operated approximately 830 records management facilities in the U.S., Canada, Europe and Latin America.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors included in any applicable prospectus supplement or incorporated by reference into this prospectus when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

USE OF PROCEEDS

        We will receive no proceeds from any sale of the common stock offered by the selling stockholders. The selling stockholders will receive all proceeds.

SELLING STOCKHOLDERS

        The selling stockholders are Kent P. Dauten, B. Thomas Golisano, C. Richard Reese, the Reese Family 2005 LLC, Vincent J. Ryan, the Vincent J. Ryan Revocable Trust and the Schooner Capital Trust. Prior to the offering of common stock described in this prospectus, the selling stockholders beneficially owned the following shares. The number of shares beneficially owned by each person is determined according to the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Common Stock Beneficially Owned Prior to Offering(1)
Selling Stockholder				Maximum Number of Shares of Common Stock Being Offered(2)
	Number		Percentage(3)
Kent P. Dauten	2,027,128	(4)	1.6%	2,000,000
B. Thomas Golisano	2,636,594	(5)	2%	2,597,253
C. Richard Reese	3,507,671	(6)	2.7%	726,868
Reese Family 2005 LLC	813,744	(7)	* %	813,744
Vincent J. Ryan	11,476,302	(8)	8.8%	0
Vincent J. Ryan Revocable Trust	4,693,609	(9)	3.6%	4,693,609
Schooner Capital Trust	6,156,171	(10)	4.7%	6,156,171

*
Less than 1%.

(1)
Includes all common stock beneficially owned, not just those being offered. Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

(2)
We do not know if, when or in what amounts a selling stockholder, donee, pledge, transferee or other successor-in-interest may offer common stock for sale. However, for purposes of this table, we have assumed that, after completion of the offering, none of the common stock covered by this prospectus will be held by the selling stockholders or such other persons.

(3)
Based on 130,781,896 shares of common stock outstanding as of July 25, 2005.

(4)
Mr. Dauten is a director of the Company. Includes 27,128 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options not being offered under this prospectus.

(5)
Mr. Golisano is a director of the Company. Includes 39,341 shares that Mr. Golisano has the right to acquire pursuant to currently exercisable options C. Richard Reese, a Director and Chairman of the Board and Chief Executive Officer of the Company.

(6)
Mr. Reese is a director, Chairman of the Board, Chief Executive Officer and President of the Company. Includes 813,744 shares of Common Stock held in a family owned LLC, as to which shares Mr. Reese disclaims beneficial ownership. Such shares are included in the maximum number of shares being offered under this prospectus by the Reese Family 2005 LLC. Also includes 1,967,059 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital Trust ("Schooner Trust") as a result of a 1988 deferred compensation arrangement, as amended, between Schooner Capital, LLC ("Schooner") and Mr. Reese relating to Mr. Reese's former services as President of Schooner Capital Corporation. Pursuant to such arrangement, upon the earlier to occur of (a) the sale or exchange by Schooner Trust of substantially all of the shares of Common Stock held by Schooner Trust or (b) the cessation of Mr. Reese's employment with the Company, Schooner Trust is required to transfer such shares of Common Stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares of Common Stock. Schooner Trust has agreed to vote the shares of Common Stock subject to such arrangement at the direction of Mr. Reese. Such shares are included in the maximum number of shares being offered under this prospectus by Schooner Capital LLC.

(7)
All shares of Common Stock are held in an LLC affiliated with C. Richard Reese, a Director and Chairman of the Board and Chief Executive Officer of the Company. Mr. Reese disclaims beneficial ownership of these shares. See footnote 6.

(8)
Mr. Ryan is a director of the Company. Includes 27,128 shares that Mr. Ryan has the right to acquire pursuant to currently exercisable options not being offered under this prospectus. Also includes:

1.
4,693,609 shares held by the Vincent J. Ryan Revocable Trust, dated December 24, 1987 ("Ryan 1987 Trust"). Mr. Ryan, as one of the two trustees of the Ryan 1987 Trust, has sole voting and dispositive power with respect to the 4,693,609 shares.

2.
352,244 shares held by the Carla E. Meyer Three-Year Retained Annuity Trust, dated August 4, 2003 ("Meyer 2003 Trust"). Mr. Ryan and Stephen Maiocco are the Trustees of the Meyer 2003 Trust. The Trustees of the Meyer Trust have joint voting and dispositive power over such shares.

3.
97,756 shares held by the Carla E. Meyer Revocable Trust dated December 7, 2001 ("Meyer 2001 Trust"). Carla E. Meyer and Vincent J. Ryan are the Trustees of the Meyer 2001 Trust. During the lifetime of Ms. Meyer, the Trustees are permitted to take action in accordance with the direction of Ms. Meyer.

4.
6,156,171 shares held by Schooner Trust, as assignee of Schooner. Of these 6,156,171 shares, as a result of a deferred compensation arrangement between Schooner Trust and C. Richard Reese relating to former services by Mr. Reese as President of Schooner Capital Corporation, Mr. Reese shares beneficial ownership of 1,967,059 shares with Schooner Trust. Mr. Ryan is Chairman and the beneficial owner of Schooner. Pursuant to such deferred compensation arrangement, upon the earlier to occur of (i) the sale or exchange by Schooner Trust of substantially all of the shares of Common Stock held by Schooner Trust or (ii) the cessation of Mr. Reese's employment with Iron Mountain, Schooner Trust is required to transfer such shares (or portion thereof) to Mr. Reese, or remit to Mr. Reese cash in an amount equal to the then current fair market value of such shares. Schooner Trust has agreed to vote the shares subject to such deferred compensation arrangement at the direction of Mr. Reese. Mr. Ryan has sole voting power with respect to 4,189,112 shares held by Schooner Trust, and has sole dispositive power with respect to the entire 6,156,171 shares held by Schooner Trust. Mr. Ryan is President of Schooner Trust and he, and members of his family, are the sole shareholders of Schooner Trust.

5.
135,894 shares registered in the name of The Schooner Foundation, a private non-profit foundation, of which Mr. Ryan is a trustee. Only 28,125 of these shares are being offered pursuant to this prospectus.

6.
13,500 shares registered in the name of Citibank, South Dakota, Trustee of the Ryan 1988 Issue Trust, of which Mr. Ryan is the Settlor.

(10)
Includes 1,967,059 shares of Common Stock as to which Schooner Capital LLC shares beneficial ownership with C. Richard Reese, a Director and Chairman of the Board and Chief Executive Officer of the Company, as a result of a 1988 deferred compensation arrangement, as amended, between Schooner Capital LLC and Mr. Reese. See footnote 6.

        The selling stockholders are offering the common stock described in this prospectus. From time to time, depending upon the selling stockholders' continuing review of their respective investments and various other facts, the selling stockholders may, subject to any applicable securities laws, sell all or any part of the common stock offered by this prospectus. However, we have not filed the registration statement of which this prospectus forms a part because the selling stockholders have a present intention to use this prospectus to sell any of the offered common stock. More information about the possible distribution of the offered shares is given in "Plan of Distribution" below.

  Relationship between us and the selling stockholders

        We lease space to an affiliated company, Schooner, for its corporate headquarters located in Boston, Massachusetts. For the years ended December 31, 2002, 2003 and 2004, Schooner paid rent to us totaling $128,000, $144,000 and $153,000, respectively.

        The Company paid compensation of approximately $285,000 for the year ended December 31, 2004 to Mr. T. Anthony Ryan. Mr. Ryan is Senior Vice President, Real Estate, of the Company and is the brother of Vincent J. Ryan, a director of the Company. The Company believes that the terms of Mr. Ryan's employment are no less favorable to it than would be negotiable with an unrelated third party.

DESCRIPTION OF OUR CAPITAL STOCK

        The description below summarizes the more important terms of our capital stock. We have previously filed with the SEC copies of our certificate of incorporation and bylaws, as amended. See "Where You Can Find More Information." You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

        Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

Preferred Stock

        We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors has been authorized, subject to limitations provided in our certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

        With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

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  the designation of the series;

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  the number of shares within the series;

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  whether the shares are entitled to receive dividends and whether dividends are cumulative;

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  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

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  whether the shares are redeemable, the redemption price and the other terms of redemption;

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  whether the shares are entitled to any rights if we are dissolved or our assets are distributed;

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  whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

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  any restrictions on issuance of shares in the same series or any other series; and

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  your voting rights for the shares you own.

        Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

Common Stock

        Voting Rights.    Holders of common stock are entitled to one vote per share on each matter to be decided by our stockholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. The affirmative vote of holders of a plurality of the votes properly cast in any election of directors may elect all of the directors standing for election.

        Dividend Rights and Limitations.    Holders of common stock will be entitled to receive ratably any dividends or distributions that our board of directors may declare from time to time out of funds legally available for this purpose.

        Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See "Preferred Stock."

        Liquidation Rights.    In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

        Miscellaneous.    All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further stockholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is The Bank of New York, Church Street Station, P.O. Box 11258, New York, New York 10286-1258. Its telephone number is (800) 524-4458.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR
CERTIFICATE OF INCORPORATION AND BYLAWS

        We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and bylaws and certain provisions of Delaware law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and bylaws, copies of which we have previously filed with the SEC, see "Where You Can Find More Information," or refer to the provisions of Delaware law.

        Delaware law, our certificate of incorporation and our bylaws contain some provisions that could delay or make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Section 203 of The Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

        This prohibition is effective unless:

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  either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by our board of directors prior to the time the interested stockholder becomes an interested stockholder;

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  the interested stockholder owns at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, upon consummation of the transaction in which it becomes an interested stockholder; or

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  the business combination is approved by a majority of our board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were interested stockholders prior to the corporation becoming subject to Section 203.

Other Provisions of Our Certificate of Incorporation and Bylaws

        Our bylaws provide that a vacancy on the board of directors, including a vacancy created by an increase in the size of the board of directors by the directors, may be filled by a majority of the remaining directors, or by a sole remaining director, or by the stockholders, and each person so elected shall be a director to serve for the balance of the unexpired term of the directors. Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

        Certain other provisions of our certificate of incorporation and bylaws could have the effect of preventing or delaying any change in control of us, including:

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  the advance notification procedures imposed on stockholders for stockholder nominations of candidates for the board of directors and for other stockholder business to be conducted at annual or special meetings;

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  the absence of authority for stockholders to call special stockholder meetings; and

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  the absence of authority for stockholder action by unanimous or partial written consent in lieu of an annual or special meeting.

        These provisions and statutory anti-takeover provisions, could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Limitation of Directors' Liability and Indemnification of Directors and Officers

        The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for damages for certain breaches of the director's fiduciary duty. This provision may not eliminate or limit the liability of a director for:

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  breaches of the director's duty of loyalty to the corporation or its stockholders;

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  acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

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  the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

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  transactions from which the director received an improper personal benefit.

Our certificate of incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law. These provisions offer persons who serve on the board of directors protection against awards of monetary damages for negligence in the performance of their duties.

        Our bylaws also provide that directors or officers made a party to, or threatened to be made a party to, or otherwise involved in, any proceeding, because he or she is or was a representative of us or is or was serving as a representative of another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, on our behalf, shall be indemnified and held harmless by us to the fullest extent permitted by Delaware law against all expenses, liabilities and losses reasonably incurred by or imposed upon him or her, in connection with any threatened, pending or completed action, suit or proceeding. Indemnification is only available if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Pursuant to our bylaws, amending the provisions to reduce the limitation of director's liability or limit the right to indemnification requires unanimous vote of the directors or a majority vote of the stockholders.

PLAN OF DISTRIBUTION

        Depending upon the selling stockholders' continuing review of their respective investments and various other facts, the selling stockholders may, subject to any applicable securities laws, sell all or any part of the offered common stock covered by this prospectus. The term selling stockholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

        We have been advised by the selling stockholders that they may, at the direction of a pledgee of the offered common stock or otherwise, sell all or a portion of the offered common stock beneficially owned by them and offered hereby from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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  in privately negotiated transactions;

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  through broker-dealers, who may act as agents or principals;

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  in a block trade in which a broker-dealer will attempt to sell a block of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  through one or more underwriters on a firm commitment or best-efforts basis;

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  directly to one or more purchasers;

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  through agents; or

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  in any combination of the above.

        In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

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  purchases of the common stock by a broker-dealer as principal and resales of the common stock by the broker-dealer for its account under this prospectus;

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  ordinary brokerage transactions; or

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  transactions in which the broker-dealer solicits purchasers.

        Prices for the common stock will be determined by the holders of the offered common stock or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling stockholders from the sale of the offered stock by them hereby will be the purchase price of the offered common stock less discounts and commissions, if any.

        The sales described in the preceding paragraph may be effected in transactions:

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  on any national securities exchange or quotation service on which the offered common stock may be listed or quoted at the time of sale, including the NYSE;

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  in the over-the-counter market;

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  in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

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  through the writing of options or in hedging transactions.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        Our shares of common stock are listed, and may be traded, on the NYSE under the symbol "IRM."

        In addition, the selling stockholders may sell any offered common stock that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act rather than pursuant to this prospectus.

        To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with the sale of the offered common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the offered common stock in the course of hedging the positions they assume with the selling stockholders. Subject to applicable company policy and applicable securities laws, the selling stockholders may also sell the offered common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also pledge offered common stock to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

        In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

        In offering the securities covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be treated as "underwriters" within the meaning of the Securities Act in connection with sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the offered common stock by the selling stockholders.

        In order to comply with the securities laws of certain states, the offered common stock must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the offered common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        The selling stockholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the offered common stock by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the offered common stock to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the offered common stock and the ability of any person or entity to engage in market-making activities with respect to the offered common stock.

        We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the offered common stock against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

VALIDITY OF THE OFFERED SECURITIES

        Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the offered common stock for us.

EXPERTS

        The consolidated financial statements of the Company and its subsidiaries, except for Iron Mountain Europe Limited (as discussed below), and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

        The financial statements of Iron Mountain Europe Limited (consolidated with those of the Company and not presented separately herein) as of October 31, 2003 and for each of the two years in the period ended October 31, 2003 have been audited by RSM Robson Rhodes LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange where reports, proxy statements and other information concerning us can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the following documents filed by us:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

  •
  Current Reports on Form 8-K filed April 5, 2005, May 27, 2005 and July 5, 2005.

  •
  The description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, as amended by Amendment No. 1 to Form 8-A on June 3, 2005, and including all further amendments and reports filed for the purpose of updating such description.

        In addition to the documents listed above, we incorporate by reference any future filings made by us, including filings made prior to the effectiveness of this registration statement, with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering of the securities made by this prospectus is completed or terminated.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4799, Attention: Investor Relations.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered shares registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered shares. All such amounts will be borne by Iron Mountain Incorporated ("Iron Mountain" or the "Company").

Registration Fee Under Securities Act of 1933	$—
Legal Fees and Expenses	$70,000
Accounting Fees and Expenses	$100,000
Printing and Engraving Expenses	$30,000

Total:	$200,000

Item 15. Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), The Company is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

        Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in the manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Article 12 of the Company's bylaws provides indemnification to directors and officers for all actions taken by them and for all failures to take action to the fullest extent permitted by Delaware law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative. Article 12 also permits the Company, by action of its board of directors, to indemnify employees and other agents of the Company to the same extent as directors and officers. Amendments, repeals or modifications of Article 12 can only be prospective and no such change may reduce the limitations of director's liability or limit indemnification or advancement of expenses unless adopted by the unanimous vote of all of the directors then serving or the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote in elections of directors. Article 12 further permits the Company to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Delaware law against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware or other law.

Item 16. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
5.1	Opinion of Sullivan & Worcester LLP.*
23.1	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.*
23.3	Consent of RSM Robson Rhodes (Iron Mountain Europe Limited (f/k/a Britannia Data Management Limited)).*

*
filed herewith

Item 17. Undertakings.

  (1)
  The undersigned registrant hereby undertakes:

  (i)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  a)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  b)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  c)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

    (ii)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (iii)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2)
  The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 1st day of August, 2005.

IRON MOUNTAIN INCORPORATED
By:	/s/ JOHN F. KENNY, JR. John F. Kenny, Jr. Executive Vice President, Chief Financial Officer and Director

        Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 2 has been signed below by the following persons on behalf of the Company in the capacities indicated on the 1st day of August, 2005.

Signature	Title	Date

* C. Richard Reese	Chairman, Chief Executive Officer, President and Director	August 1, 2005
* John F. Kenny, Jr.	Executive Vice President, Chief Financial Officer and Director	August 1, 2005
/s/ JEAN A. BUA Jean A. Bua	Senior Vice President and Corporate Controller (Principal Accounting Officer)	August 1, 2005
* Clarke H. Bailey	Director	August 1, 2005
* Constantin R. Boden	Director	August 1, 2005
* Kent P. Dauten	Director	August 1, 2005
* B. Thomas Golisano	Director	August 1, 2005

* Arthur D. Little	Director	August 1, 2005
* Vincent J. Ryan	Director	August 1, 2005

*By:	/s/ JOHN F. KENNY, JR. John F. Kenny, Jr. ATTORNEY-IN-FACT PURSUANT TO THE POWERS OF ATTORNEY SET FORTH IN THE REGISTRATION STATEMENT.

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EXPLANATORY NOTE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
OUR COMPANY
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS
PLAN OF DISTRIBUTION
VALIDITY OF THE OFFERED SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES